ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 4
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov

Certificate of Amendment (Pursuant to NRS78.385 and 78.390)	Filed in the office of	Document Number 20100759637-90
	/s/ Ross Miller Ross Miller	Filing Date and Time 10/06/2010 7:40 AM
	Secretary of State State of Nevada	Entity Number E0206632007-4
USE BLACK IN ONLY – DO NOT HIGHLIGHT                                                                                                                                                                                                                                                       ABOVE SPACE IS FOR OFFICR USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS78.385 and 78.390 – After Issuance of Stock)
1.	Name of Corporation:
Estate Coffee Holdings Corp.
2.	The articles have been amended as follows: (provide article numbers, if available)
Article 1. Name of Corporation: Fresh Traffic Group Inc.

50.15%
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

10/20/10
4.  Effective date of filing: (optional)

s/s Errol Gillespie
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.                                                                                                                                                                                                                                   Nevada Secretary of State Amend Profit After
                                                                                                                                   Revised: 3-6-09